                                                                   EXHIBIT 4.8





      =================================================================


                               FIRST AMENDMENT TO
                               WALBRO CORPORATION
                                  $135,000,000
                                CREDIT AGREEMENT

                            COMERICA BANK, AS AGENT


      =================================================================

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                   FIRST AMENDMENT TO WALBRO CREDIT AGREEMENT



        THIS FIRST AMENDMENT ("First Amendment") is made as of this 8th day of March, 1996 by and among Walbro Corporation, a Michigan corporation ("Company"), Comerica Bank and the other banks signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as agent for the Banks (in such capacity, "Agent").

        RECITALS:

        A. Company, Agent and the Banks entered into that certain Amended and Restated Walbro Corporation $135,000,000 Credit Agreement dated as of September 22, 1995 (as amended from time to time, the "Credit Agreement") under which the Banks renewed and extended (or committed to extend) credit to the Company and the Permitted Borrowers, as set forth therein.

        B. At the Company's request, Agent and the Banks have agreed to make certain amendments to the Credit Agreement, but only on the terms and conditions set forth in this First Amendment.

        NOW THEREFORE, Company, Agent and the Banks agree:

        1. Section 1 of the Credit Agreement is amended as follows:

        (a) Section 1.36 is amended to replace the word "and" in the seventh line thereof (following the reference to "9.8") with a comma and to add, following the reference to "9.11", the words "and 9.15,".

        (b)     Section 1.50A is added, immediately following
                Section 1.50, as follows:

                        "1.50A.   'EBIT' shall mean, with respect to any period,
                   net earnings (or loss) before gross interest expense and taxes and before reflecting extraordinary gains (losses), gains (losses) from discontinued operations and gains (losses) from Minority Interests and Joint Ventures for such period, as determined in accordance with GAAP."

        (c) Section 1.68 (the definition of "Fixed Charge Coverage Ratio") is hereby deleted and replaced with the word "[Reserved]."

        (d) Section 1.88A is added, immediately following Section 1.88, as follows:

                        "1.88A.   'Interest Coverage Ratio' shall mean a ratio,
                    the numerator of which consists of EBIT of the Company and its Subsidiaries for the four fiscal quarters immediately preceding the applicable date of determination and the denominator of which consists of the gross interest expense of Company and its Subsidiaries for such period, all determined without duplication in accordance with GAAP on a Consolidated basis."

        (e) Section 1.110 (the definition of "Net Income Adjustment") is amended to delete, in the fifth line thereof (following the words "fiscal year ending" the words "on or."

        (f) Section 1.172A is added, immediately following Section 1.172, as follows:

                    "1.172A.         'U.S. Coexcell' shall mean U.S. Coexcell,
                    Inc., an Ohio corporation."

        2.      Section 8 of the Credit Agreement is amended as follows:

        (a) Section 8.5 (establishing a maximum Funded Debt Ratio) is amended and restated in its entirety, as follows:

                       "8.5     Funded Debt Ratio.   On a Consolidated basis,
                    have and causes its Subsidiaries to have, as of the end of each fiscal quarter, a Funded Debt Ratio which will at no time exceed:

                    (a) from the date hereof through December 30, 1995, 6.0 to 1.0;

                    (b) from December 31, 1995 through March 30, 1996, 5.5 to 1.0;

                    (c)     from March 31, 1996 through June 29, 1996, 5.2 to
                            1.0;

                    (d) from June 30, 1996 through September 29, 1996, 4.8 to 1.0;

                    (e) from September 30, 1996 to December 30, 1996, 4.5 to 1.0;

                    (f) from December 31, 1996 to December 30, 1997, 4.20 to 1.0;

                    (g) from December 31, 1997 to December 30, 1998, 3.65 to 1.0;

                    (h)     from December 31, 1998 to December 30, 1999, 3.0 to
                            1.0; and

                    (i)     from and after December 31, 1999, 2.75 to 1.0."





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


        (b) Section 8.6 (establishing a minimum Fixed Charge Coverage Ratio) is deleted in its entirety.

        (c)     New Section 8.6 is added to the Credit Agreement, as follows:

                           "8.6.    Maintain Interest Coverage Ratio.
                    On a Consolidated basis, have and cause its Subsidiaries to have, as of the end of each fiscal quarter, an Interest Coverage Ratio of not less than:

                    (a)     from the date hereof through December 30, 1996,
                            1.40 to 1.0;

                    (b) from December 31, 1996 to December 30, 1997, 1.50 to 1.0;

                    (c)     from December 31, 1997 to December 30, 1998, 2.0 to
                            1.0;

                    (d) from December 31, 1998 to December 30, 1999, 2.50 to 1.0; and

                    (e)     from and after December 31, 1999, 3.0 to 1.0."

        3. Section 9 of the Credit Agreement is amended as follows:

        (a) Section 9.8(a) is amended to change the reference to One Million Dollars ($1,000,000) in the fifth and sixth lines thereof to Two Million Dollars ($2,000,000).

        (b) Section 9.8(c) is amended and restated in its entirety as follows:

                "(c) (i) Investments in the Company's Subsidiaries existing as of the date of this Agreement, and (ii) any future investments, loans and/or advances to or in U.S. Coexcell in an aggregate amount not to exceed Four Million Dollars ($4,000,000) (without regard to any repayment of such loans, advances or investments, other than the repayment of capital or principal), provided that at all times while any such investment, loan or advance to or in U.S. Coexcell is outstanding, Company shall own, directly or indirectly, not less than eighty percent (80%) of the share capital of U.S. Coexcell;".

        (c) Section 9.8(h) is amended and restated in its entirety as follows:

                "(h) loans, advances, or investments (without regard to any repayment of such loans, advances or investments, other than the repayment of capital or principal) to any Joint Venture or Subsidiary which does not constitute a 100% Subsidiary, expressly excluding for all purposes of this Section 9.8(h) any loan, advance or investment to or in U.S. Coexcell, but including without limitation (i) all other loans, advances or investments permitted under any other provision of this Agreement and (ii) guaranties by the Company or any Subsidiary (valued on the basis of the aggregate amount of such indebtedness covered by a guaranty) of third party indebtedness of any such Joint Venture or non-100% Subsidiary, in an aggregate amount, for all such loans, advances, and investments under this subsection (h), at any time not to exceed the greater of Twenty-Six Million Dollars ($26,000,000) or twenty percent (20%) of Consolidated Tangible Net Worth;".

        (d)     Section 9.15 is added to the Credit Agreement, as follows:

                                "9.15.   Capital Expenditures Limitation.
                         Incur or make Capital Expenditures (determined on a Consolidated basis) in aggregate amounts in any fiscal year greater than:

                         (a) during its fiscal year ending December 31, 1996, the sum of Eighty Million Dollars ($80,000,000);

                         (b) during its fiscal year ending December 31, 1997, the sum of Sixty Million Dollars ($60,000,000); and

                         (c) during each of its fiscal years thereafter, the sum of Forty Million Dollars ($40,000,000),

                         in each case on a non-cumulative basis."


        4. This First Amendment shall become effective (according to the terms hereof), upon the satisfaction by the Company of the following conditions (the "Conditions"):

        (a) Agent shall have received counterpart originals of this First Amendment, duly executed and delivered in form satisfactory to Agent and the Banks; and

        (b) Company shall have paid to Agent, for distribution to the Banks, an amendment fee in the amount and on the terms described in the Agent's memorandum to the Banks dated March 1, 1996;

provided however that, subject to the foregoing, the amendments set forth in paragraphs 1(a), 1(c), 1(e), 1(f), 2(b), 3(a), 3(b) and 3(c) of this First Amendment shall be given retroactive effect to December 31, 1995.

        5. Each of Company, the undersigned Permitted Borrowers and the undersigned Guarantors hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this First Amendment are within such undersigned's corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained (or as referred to in Section 7.15 of the Credit Agreement) do not require the consent or approval, material to the amendments contemplated in this First Amendment or the Credit Agreement as so amended, of any governmental body, agency or authority, and this First Amendment will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), and (b) the continuing representations and warranties set forth in Sections 7.1 through 7.20, inclusive, of the Credit Agreement are true and correct on and as of the date hereof, and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.

        6. Except as specifically set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder, or any of the other Loan Documents, or to constitute a waiver by Banks or Agent of any right or remedy under the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

        7. Unless otherwise defined to the contrary herein, all capitalized terms used in this First Amendment shall have the meanings set forth in the Credit Agreement.

        8. This First Amendment may be executed in counterpart, in accordance with Section 14.10 of the Credit Agreement.


                   [SIGNATURES FOLLOW ON SUCCEEDING PAGES]



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

        IN WITNESS WHEREOF, Company, the Banks and Agent have each caused this First Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.


COMERICA BANK,                        WALBRO CORPORATION
  as Agent

By:  /s/ A. J. ANDERSON               By:  /s/ M. A. SHOPE
   ----------------------------          -------------------------------------

Its: FIRST VICE PRESIDENT             Its: TREASURER & CHIEF FINANCIAL OFFICER
    ---------------------------           ------------------------------------
One Detroit Center                    6242 Garfield Street
500 Woodward Avenue                   Cass City, Michigan 48726
8th Floor MC 3265                     Attn: MICHAEL A. SHOPE
Detroit, Michigan 48226                    -----------------------------------
Attention: Cheryl W. Ewers



BANKS:                                COMERICA BANK



                                      By:  /s/ A. J. ANDERSON
                                         -------------------------------------

                                      Its: FIRST VICE PRESIDENT
                                         -------------------------------------
                                      One Detroit Center
                                      500 Woodward Avenue
                                      Detroit, Michigan 48226
                                      Attention: Cheryl W. Ewers
                                      Telephone: (313) 222-9168
                                      Facsimile No. (313) 222-9516



                                      HARRIS TRUST & SAVINGS BANK



                                      By: /s/ PETER L. DANCY
                                         -------------------------------------

                                      Its: VICE PRESIDENT
                                         -------------------------------------
                                      2 West
                                      111 W. Monroe
                                      Chicago, Illinois  60690
                                      Attn:  Peter Dancy
                                      Fax No.: (312) 461-2591

                                      NATIONAL CITY BANK



                                      By:  /s/ JED M. PARKER
                                         -------------------------------------

                                      Its: Vice President
                                         -------------------------------------
                                      1900 East 9th Street
                                      Cleveland, Ohio 44114
                                      Attn:  Andrew Walshaw
                                      Fax No.: (216) 575-9396


                                      THE MITSUBISHI BANK, LIMITED,
                                        CHICAGO BRANCH



                                      By: /s/ NOBORU KOBAYASHI
                                         -------------------------------------
                                                NOBORU KOBAYASHI
                                      Its:  JOINT GENERAL MANAGER
                                          ------------------------------------
                                      Suite 2100
                                      115 South LaSalle Street
                                      Chicago, Illinois  60603
                                      Attn:  Diane Tkach
                                      Fax No.: (312) 263-2555


                                      THE BANK OF NEW YORK



                                      By:  /s/ WILLIAM M. BARNUM JR.
                                         -------------------------------------

                                      Its:  VICE PRESIDENT
                                         -------------------------------------
                                      22nd Floor
                                      One Wall Street
                                      New York, New York  10286
                                      Attn:  William M. Barnum
                                      Fax No.: (212) 635-6434


                                      SOCIETE GENERALE


                                      By:  /s/ JOSEPH A. PHILBIN
                                         -------------------------------------

                                      Its: JOSEPH A. PHILBIN
                                         -------------------------------------
                                      181 West Madison Street
                                      Chicago, Illinois  60602
                                      Attn:  Joseph A. Philbin
                                      Fax No.: (312) 578-5099

                                      COOPERATIEVE CENTRALE RAIFFEISEN-
                                      BOERENLEENBANK B.A.

                                      "RABOBANK NEDERLAND", NEW YORK
                                      BRANCH



                                      By: /s/ RONALD E. LITTLE
                                         -------------------------------------
                                            RONALD E. LITTLE
                                      Its:  VICE PRESIDENT
                                         -------------------------------------


                                      And By: /s/ W. JEFFREY VOLLACK
                                            ----------------------------------
                                               W. JEFFREY VOLLACK
                                      Its:   VICE PRESIDENT, MANAGER
                                          ------------------------------------



                                      245 Park Avenue
                                      New York, New York 10167
                                      Attn: Corporate Services
                                                Department
                                      Fax No.: (212) 818-0233




Acknowledged and Agreed by the undersigned as of March 8, 1996:


                                      WALBRO AUTOMOTIVE CORPORATION,
                                      a Delaware corporation


                                      By:  /s/ M. A. SHOPE
                                          ------------------------------------

                                      Its: TREASURER
                                          ------------------------------------


                                      SHARON MANUFACTURING COMPANY,
                                         a Michigan corporation


                                      By:  /s/ M. A. SHOPE
                                          ------------------------------------

                                      Its: TREASURER
                                          ------------------------------------

                                      WALBRO ENGINE MANAGEMENT CORPORATION,
                                      a Delaware corporation


                                      By:   /s/ M. A. SHOPE
                                          ------------------------------------

                                      Its: TREASURER
                                          ------------------------------------



                                      WHITEHEAD ENGINEERED PRODUCTS, INC.,
                                      a Delaware corporation


                                      By:  /s/ M. A. SHOPE
                                          ------------------------------------

                                      Its: TREASURER
                                          ------------------------------------


                                      WALBRO JAPAN, INC., a Japanese
                                      company


                                      By:  /s/ M. A. SHOPE
                                          ------------------------------------

                                      Its: ATTORNEY IN FACT
                                          ------------------------------------



                                      WALBRO AUTOMOTIVE GMBH, a
                                      German company


                                      By:  JAN SVERRE ROSSTAD
                                          ------------------------------------

                                      Its: MANAGING DIRECTOR
                                          ------------------------------------



                                      WALBRO NETHERLANDS B.V., a
                                      Dutch company


                                      By:  /s/ L. E. ALTHAVER
                                          ------------------------------------

                                      Its: DIRECTOR & CEO
                                          ------------------------------------



                                      WALBRO AUTOMOTIVE S.A, a French
                                      company


                                      By:  /s/ BRUNO DE SAINTE MARIE
                                          ------------------------------------

                                      Its:  CHAIRMAN OF THE BOARD
                                          ------------------------------------

                                      WALBRO AUTOMOTIVE N.V., a
                                      Belgian company


                                      By:  /s/  KAREL L. MATTHYS
                                          ------------------------------------

                                      Its: MANAGING DIRECTOR
                                          ------------------------------------



                                      WALBRO AUTOMOTIVE A.S., a
                                      Norwegian company


                                      By:  /s/ GARY L. VOLLMAR
                                          ------------------------------------

                                      Its: PRESIDENT
                                          ------------------------------------



                                      WALBRO AUTOMOTIVE LIMITED, an
                                      English Company


                                      By:  NICOLAI MUNSTER
                                          ------------------------------------

                                      Its: DIRECTOR
                                          ------------------------------------



                                      WALBRO AUTOMOTIVE S.A., a
                                      Spanish company


                                      By:  /s/ SERGIO MORELLA BADILLO
                                          ------------------------------------

                                      Its:  CONSEJERO DELEGADO
                                          ------------------------------------




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